CAMBREX CORPORATION
Annual Report on Form 10-K

EXHIBIT 10.21

REVISED SCHEDULE OF PARTIES

NAME	TITLE	DATE OF AGREEMENT

Steven M. Klosk	President & Chief Executive Officer	02/06/06

Paolo Russolo	President, Profarmaco Milano	02/06/07

Gregory P. Sargen	Vice President & Chief Financial Officer	02/06/07